As filed with the Securities and Exchange Commission on April 17, 2025

Registration No. 333-286492

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

REED’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	2086	35-2177773
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

501 Merritt 7 Corporate Park

Norwalk, Connecticut 06851

(203) 890-0557

(Address and telephone number of principal executive offices and principal place of business)

Cyril Wallace

Chief Executive Officer

501 Merritt 7 Corporate Park

Norwalk, Connecticut 06851

(203) 890-0557

(Name, address and telephone number of agent for service)

With copy to:

Ruba Qashu

Procopio, Cory, Hargreaves & Savitch LLP

12544 High Bluff Drive, Suite 400

San Diego, CA 92130

Telephone: (949) 355-5405

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Reed’s, Inc. is filing this pre-effective Amendment No. 1 (this “Amendment No. 1”) to the Registration Statement on Form S-1 (Registration No. 333-286492) (the “Registration Statement”) as an exhibit-only filing to file Exhibit 5.1. This Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses to be incurred in connection with the issuance and distribution of the securities of Reed’s, Inc. (the “Registrant”) which are registered under this Registration Statement on Form S-1 (this “Registration Statement”). All amounts are estimates except the Securities and Exchange Commission registration fee.

The following expenses will be borne solely by the Registrant.

Amount to
be Paid
SEC Registration fee	$3,739
Legal fees and expenses	5,000
Accounting fees and expenses	10,000
Total	$18,739

Item 14. Indemnification of Directors and Officers.

We are subject to the laws of Delaware on corporate matters, including their indemnification provisions. Section 102 of the General Corporation Law of Delaware (the “DGCL”) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the Delaware General Corporation Law (the “DGCL”), as the same exists or may hereafter be amended, provides that a Delaware corporation may indemnify any persons who were, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee, or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145 of the DGCL.

Our amended certificate of incorporation provides that, to the fullest extent permitted by Delaware law, as it may be amended from time to time, none of our directors will be personally liable to us or our stockholders for monetary damages resulting from a breach of fiduciary duty as a director. Our amended certificate of incorporation also provides discretionary indemnification for the benefit of our directors, officers and employees, to the fullest extent permitted by Delaware law, as it may be amended from time to time. Pursuant to our bylaws, we are required to indemnify our directors, officers, employees and agents, and we have the discretion to advance his or her related expenses, to the fullest extent permitted by law.

We currently provide liability insurance coverage for our directors and officers.

The Registrant enters into indemnification agreements with executive officers and directors, which provide that we shall, subject to certain exceptions, indemnify and pay, advance or reimburse the costs of defense of such person who is made party to a proceeding by reason of their indemnified capacities. Each indemnified party agrees to repay any payment, advance or reimbursement of expenses made by the Registrant to such person if it is determined, following the final disposition of the claim, that the person is not entitled to indemnification by the Registrant with respect to a claim for which indemnification was obtained.

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Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Item 15. Recent Sales of Unregistered Securities.

Except as set forth below, in the three years preceding the filing of this Registration Statement, the Registrant has not issued any securities that were not registered under the Securities Act. All of the securities described below were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder.

In January 2022, the Company issued 2,000 shares of common stock valued at $37 to John J. Bello and Nancy E. Bello, as Co-Trustees of The John and Nancy Bello Revocable Living Trust as consideration for the $2,000 pledge of securities to Rosenthal (see Note 6). John J. Bello, current Chairman and former Interim Chief Executive Officer of Reed’s, is a related party, and greater than 5% beneficial owner of Reed’s common stock.

On March 10, 2022, the Company entered into a securities purchase agreement with certain institutional and accredited investors pursuant to which the investors agreed to purchase 371,892 shares of the Company’s common stock and warrants to purchase 185,946 shares of common stock in a private placement (including 64,963 shares of the Company’s common stock and warrants to purchase 32,482 shares of common stock to investors who are officers and directors of the Company). The warrants have an exercise price of $14.39 per share for a period of five years commencing six months from the closing date of March 11, 2022. The purchase price per share of common stock and associated warrant was $14.00 for certain investors and was $17.51 for investors who are officers and directors of the Company in compliance with the rules of the Nasdaq Stock Market. The net proceeds to the Company, after deducting placement agent fees and other offering expenses, was approximately $5.0 million. The officers and directors of the Company purchased approximately $1.1 million of the securities in the offering.

In May 2022, the Company issued $11,250 of convertible notes payable (the “Original Notes”) to entities affiliated with Whitebox. The Original Notes bear interest at 10% per annum (with 5% per annum payable in cash and 5% per annum payable in kind (“PIK”) by adding such PIK interest to the principal amount of the notes), are secured by substantially all of the Company’s assets (including all of its intellectual property) and are subject to a collateral sharing agreement with Alterna Capital (“ACS”), the Company’s existing secured lender. The Original Notes mature the earlier of September 30, 2025 or the scheduled maturity of any unsecured indebtedness incurred by the Company that is junior in right of payment to Note obligations. At each of December 31, 2024 and December 31, 2023, the principal balance of the Original Notes was $0 and $10,250, respectively.

On August 1, 2022, the Original Notes were amended to add a 10% fee (“Excess ABL Fee’) commencing with the fiscal month ending October 31, 2022 for the amount that the Company’s line of credit with ACS exceeds (i) (x) prior to November 30, 2024, $9,500 and (y) on and after November 30, 2024, $6,500, if the Company had not publicly announced or is not actively pursuing a proposed transaction as a result of which the Company reasonably believes that its Common Stock will be listed on a national securities exchange) or $9,500 otherwise, minus (ii) any amounts repaid to ACS pursuant to the Option Notes (not to exceed $500) plus (iii) the aggregate principal amount of Original Notes voluntarily converted into Conversion Consideration (as defined therein), in each case subject to the terms of the collateral sharing agreement; provided that the sum of the amounts in clauses (i), (ii) and (ii) above shall not exceed $10,500 minus any amounts repaid ACS as contemplated by the Option Notes (not to exceed $500).

The Original Notes had an amortization feature which requires the Company to make monthly payments of principal of $200 plus accrued interest, payable in cash or in shares of the Company’s common stock at the option of the Company, based on 90% of the average prices of the Company’s common stock, as defined. During 2023, Whitebox waived the requirement for the Company to pay the December 2022 to October 2023 monthly amortization payments on the Original Notes. The November 2023 amortization payment of $200 principal was paid, and the amortization payment for December 2023 to May 2024 was waived. The amortization period resumed on June 1, 2024.

At the time of issuance of the Original Notes, the Company also granted the investors an option to purchase up to an additional $12,000 aggregate principal amount of “Option Notes”. At December 31, 2023, the principal balance of the Option Notes was $4,050.

During 2022, the Company made interest payments of $1,892, including the issuance of 229,871 shares of common stock valued at $1,261.

On May 25, 2023, the Company entered into a securities purchase agreement with D&D, as the lead investor, and certain of Reed’s affiliates pursuant to which the investors agreed to purchase an aggregate of 1,566,732 shares of Reed’s common stock and warrants to purchase 313,346 shares of Common Stock. The purchase price was $2.585 per share of Common Stock with the associated warrant. The net proceeds to the Company, after deducting offering expenses, was $4,016. The warrants are exercisable for a term of three years at an exercise price of $2.50 per share. Upon conversion or early payment, holders of the Original Notes were entitled to receive an interest make-whole payment, as defined, equal to the sum of the remaining scheduled payments of interest on the Original Notes that would be due at maturity, payable, at the Company’s option, in cash or in shares of common stock.

During 2023, the Company issued 82,438 shares of the Company’s common stock valued at $273 as inducement for a waiver under the Notes.

During the first quarter of 2024, the Company received $4,097 in gross proceeds from three significant stockholders of the Company pursuant to Simple Agreements for Future Equity (“SAFE”) investments. The SAFE investments were to convert into the next equity financing of Reed’s on the same terms and conditions as investors in Reed’s next equity financing at the lesser of $1.50 per share or the per share price in the financing.

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On September 9, 2024, as part of a securities purchase agreement described below, the Company issued 2,731,205 shares of its common stock valued at $4,096 upon conversion of the SAFEs.

On September 9, 2024, the Company entered into a securities purchase agreement with various purchasers for the issuance of 4,000,000 common shares for total consideration of $6,000. The various purchasers also held the investment in the Company’s SAFEs as described above. In addition to the issuance of the 2,731,205 shares of common stock valued at $4,096 upon conversion of the SAFE described above, the Company issued an additional 1,268,795 common shares to D&D for consideration of $1,903. Subsequently, the Company issued and sold an additional 76,668 shares pursuant to this transaction for additional gross proceeds of $115.

On December 30, 2024, the Company entered into a securities purchase agreement with accredited investors. The Company issued 14,705,882 shares of common stock for aggregate gross proceeds of $10 million. The price per share was $0.68.

On October 10, 2024, Whitebox sold and assigned its entire interest in the $10,250 Secured Convertible Note Payable, interest added to Original Note of $1,124 and the $6,504 Option Note Payable to D&D including accrued interest of $4,600 in the aggregate amount of $22,478.

On November 19, 2024, the Company entered into an exchange agreement with D&D wherein outstanding principal of the convertible notes amounting to $17,878 and accrued interest of $4,600 or an aggregate of $22,478 were converted into 22,478,074 shares of the Company’s common stock

Item 16. Exhibits and Financial Statement Schedules.

See Exhibit Index attached hereto and incorporated herein by this reference.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§ 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 (§ 239.11 of this chapter), Form S-3 (§ 239.13 of this chapter), Form SF-3 (§ 239.45 of this chapter) or Form F-3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to § 230.424(b) of this chapter that is part of the registration statement.

(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form SF-1 (§ 239.44 of this chapter) or Form SF-3 (§ 239.45 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F (§ 249.220f of this chapter) at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on FormF-3 (§ 239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§ 230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (§ 230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(iii) If the registrant is relying on § 230.430D of this chapter:

(A) Each prospectus filed by the registrant pursuant to § 230.424(b)(3) and (h) of this chapter shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to § 230.424(b)(2), (b)(5), or (b)(7) of this chapter as part of a registration statement in reliance on § 230.430D of this chapter relating to an offering made pursuant to § 230.415(a)(1)(vii) or (a)(1)(xii) of this chapter for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 (15 U.S.C. 77j(a)) shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in § 230.430D of this chapter, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) If the registrant is relying on § 230.430D of this chapter, with respect to any offering of securities registered on Form SF-3 (§ 239.45 of this chapter), to file the information previously omitted from the prospectus filed as part of an effective registration statement in accordance with § 230.424(h) and § 230.430D of this chapter.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on April 17, 2025.

REED’S, INC.

By:	/s/ Cyril Wallace
Cyril Wallace
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	Chairperson of the Board of Directors	April 17, 2025
Shufen Deng

/s/ Cyril Wallace	Chief Executive Officer	April 17, 2025
Cyril Wallace	(Principal Executive Officer)

/s/ Douglas W. McCurdy	Chief Financial Officer	April 17, 2025
Douglas W. McCurdy	(Principal Financial Officer)

*	Chief Accounting Officer	April 17, 2025
Joann Tinnelly	(Principal Accounting Officer)

*	Director	April 17, 2025
Randle Lee Edwards

*	Director	April 17, 2025
Sam Van

*By	/s/ Douglas W. McCurdy
Douglas W. McCurdy
Attorney-in-fact

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EXHIBIT INDEX

Exhibit

3(i)	Certificate of Incorporation of Reed’s, Inc., which is incorporated by reference to Exhibit 3(i) to for 10-K filed March 28, 2025.
3(ii)	Amended and Restated Bylaws of Reed’s, Inc., which is incorporated by reference to Exhibit 3(ii) to for 10-K filed March 28, 2025.
4.1	Form of Warrant issued to Raptor/ Harbor Reed’s SPV LLC on December 11, 2020 which is incorporated by reference to Exhibit 4.1 to Form 10-K filed with the SEC March 30, 2021. www.sec.gov/Archives/edgar/data/1140215/000164117225001344/ex3-ii.htm
4.2	Form of Warrant issued to Union Square Park Partners, LP which is incorporated by reference to Exhibit 4.1 to Form 8-K filed with the SEC March 21, 2022.
4.3	Form of Warrant 2022 PIPE which is incorporated by reference to Exhibit 4.1 to Form 8-K filed with the SEC March 14, 2022.
4.4	Form of Secured Convertible Promissory Note issued May 9, 2022 which is incorporated by reference to Exhibit 4.1 to Form 8-K filed with the SEC May 10, 2022.
4.5	Form of Warrant issued May 25, 2023 which is incorporated by reference to Exhibit 4.1 to Form 8-K filed with the SEC May 31, 2023.
4.6	Form of Option Note in favor of Wilmington Savings Fund Society, FSB dated August 1, 2024, which is incorporated by reference to Exhibit 4.1 to Form 10-Q filed with the SEC August 13, 2024.
4.7	Simple Agreement for Future Equity by and between Reed’s, Inc. and D&D Source of Life Holding Ltd. dated February 8, 2024 which is incorporated by reference to Exhibit 4.7 to Form 10-K as filed with the SEC April 1, 2024.
4.8	Simple Agreement for Future Equity by and between Reed’s, Inc. and John J. Bello dated March 7, 2024 which is incorporated by reference to Exhibit 4.8 to Form 10-K as filed with the SEC April 1, 2024.
4.9	Simple Agreement for Future Equity by and between Reed’s, Inc. and Union Square Park Partners LP dated February 8, 2024 which is incorporated by reference to Exhibit 4.9 to Form 10-K as filed with the SEC April 1, 2024.
5.1	Opinion of Procopio, Cory, Hargreaves & Savitch LLP.
10.1*	Form of Reed’s, Inc. Indemnification Agreement which is incorporated by reference to Exhibit 10.1 to Form 10-K as filed with the SEC April 1, 2024.
10.2*	Reed’s, Inc. 2020 Equity Incentive Plan, as amended December 30, 2021 which is incorporated by reference to Exhibit 10.2 to Form 10-K as filed with the SEC April 1, 2024.
10.3*	Reed’s Inc. 2024 Inducement Plan which is incorporated by reference to Exhibit 10.3 to Form 10-K as filed with the SEC April 1, 2024.
10.4*	Employment Agreement by and between Reed’s, Inc. and Douglas W. McCurdy dated January 31, 2025, which is incorporated by reference to Exhibit 10.4 to Form 10-K filed March 28, 2025.
10.5*	Amended and Restated Employment Agreement by and between Reed’s, Inc. and Norman E. Snyder, Jr. dated June 24, 2020 which is incorporated by reference to Form 10-K filed with the SEC April 15, 2022.
10.6	Lease by and between Merritt 7 Venture LLC and Reed’s Inc. dated May 10, 2024 which is incorporated by reference to Exhibit 10.2 to Form 10-Q filed with the SEC August 13, 2024.
10.7	Form of Securities Purchase Agreement by and among Reed’s, Inc, and certain investors dated March 10, 2022 which is incorporated by reference to Exhibit 10.1 to Form 8-K filed with the SEC March 14, 2022.
10.8	Form of Registration Rights Agreement by and among Reed’s, Inc, and certain investors dated March 10, 2022 which is incorporated by reference to Exhibit 10.2 to Form 8-K filed with the SEC March 14, 2022.

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10.9	Registration Rights Agreement by and between Reed’s, Inc. and purchasers dated May 9, 2022 which is incorporated by reference to Exhibit 10.2 to Form 8-K filed with the SEC May 10, 2022.
10.10	Securities Purchase Agreement dated May 25, 2023 by and between Reed’s, Inc. and D&D Source of Life Holding Ltd. and certain other investors which is incorporated by reference to Exhibit 10.1.to Form 8-K filed with the SEC May 31, 2023.
10.11	Shareholders Agreement dated May 25, 2023 by and between Reed’s, Inc. and D&D Source of Life Holding Ltd which is incorporated by reference to Exhibit 10.2 to Form 8-K filed with the SEC May 31, 2023.
10.12	Amendment to Shareholders Agreement dated January 24, 2025 by and between Reed’s, Inc. and D&D Source of Life Holding Ltd which is incorporated by reference to Exhibit 10.1 to Form 8-K filed with the SEC January 28, 2025.
10.13	Board Observer Agreement dated January 24, 2025 by and between Reed’s, Inc. and D&D Source of Life Holding Ltd which is incorporated by reference to Exhibit 10.2 to Form 8-K filed with the SEC January 28, 2025.
10.14	Registration Rights Agreement dated May 25, 2023 by and between Reed’s, Inc., and D&D Source of Life Holdings Ltd and certain other investors which is incorporated by reference to Exhibit 10.3 to Form 8-K filed with the SEC May 31, 2023.
10.15	Amended Registration Rights Agreement by Reed’s, Inc. and the holders of 10% secured convertible notes dated May 30, 2023 which is incorporated by reference to Exhibit 10.4 to Form 8-K filed with the SEC May 31, 2023.
10.16	Securities Purchase Agreement dated December 30, 2024 by and between Reed’s, Inc. and certain investors which is incorporated by reference to Exhibit 10.1 to Form 8-K filed with the SEC January 6, 2025.
10.17	Registration Rights Agreement dated December 30, 2024 by and between Reed’s, Inc. and certain investors which is incorporated by reference to Exhibit 10.2 to Form 8-K filed with the SEC January 6, 2025.
10.18	Senior Secured Loan and Security Agreement among Reed’s, Inc., the lenders party thereto, and Cantor Fitzgerald Securities, as administrative agent and collateral agent, dated November 14, 2024 which is incorporated by reference to Exhibit 10.1 to Form 8-K filed with the SEC November 19, 2024.
10.19	Seventh Amendment to the 10% Secured Convertible Notes and 10% Secured Promissory Notes between Reed’s, Inc., the holders party thereto, and Wilmington Savings Fund Society, FSB, as holder representative and collateral agent, which is incorporated by reference to Exhibit 10.2 to Form 8-K filed with the SEC November 19, 2024.
10.20	Grant of Security Interest in Copyright Rights by Reed’s, Inc. in favor of Cantor Fitzgerald Securities, as collateral agent, dated November 14, 2024 which is incorporated by reference to Exhibit 10.3 to Form 8-K filed with the SEC November 19, 2024.
10.21	Grant of Security Interest in Patent Rights by Reed’s, Inc. in favor of Cantor Fitzgerald Securities, as collateral agent, dated November 14, 2024 which is incorporated by reference to Exhibit 10.4 to Form 8-K filed with the SEC November 19, 2024.
10.22	Grant of Security Interest in Trademark Rights by Reed’s, Inc. in favor of Cantor Fitzgerald Securities, as collateral agent, dated November 14, 2024 which is incorporated by reference to Exhibit 10.5 to Form 8-K filed with the SEC November 19, 2024.
10.23	Subordination Agreement by and among Reed’s, Inc., Wilmington Savings Fund society, FSB, as holder representative and collateral agent, D&D Source of Life Holding Ltd. and Cantor Fitzgerald Securities, as administrative agent and collateral agent, dated November 14, 2024 which is incorporated by reference to Exhibit 10.6 to Form 8-K filed with the SEC November 19, 2024.
10.24	Pledge Agreement by Reed’s, Inc. in favor of Cantor Fitzgerald Securities, in its capacity as collateral agent, dated November 14, 2024 which is incorporated by reference to Exhibit 10.7 to Form 8-K filed with the SEC November 19, 2024.

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10.25	Exchange Agreement by and between Reed’s, Inc. and D&D Source of Life Holding Ltd. dated November 18, 2024, which is incorporated by reference to Exhibit 10.8 to Form 8-K filed with the SEC November 19, 2024.
10.26	Option Exercise and Sixth Amendment to the 10% Secured Convertible Notes by and between Reed’s, Inc. and each holder and Wilmington Savings Fund Society, FSB, holder representative and collateral agent dated August 1, 2024, which is incorporated by reference to Exhibit 10.1 to Form 10-Q filed with the SEC August 13, 2024.
10.27	Securities Purchase Agreement by and between Reed’s, Inc. and investors dated September 9, 2024, which is incorporated by reference to Exhibit 10.1 to Form 8-K filed with the SEC September 13, 2024.
10.28	Registration Rights Agreement by and between Reed’s, Inc. and investors dated September 9, 2024, which is incorporated by reference to Exhibit 10.2 to Form 8-K filed with the SEC September 13, 2024.
10.29	Limited Waiver and Deferral Agreement by and between Reed’s, Inc. and each holder and Wilmington Savings Fund Society, FSB, holder representative and collateral agent dated May 17, 2024 which is incorporated by reference to Exhibit 10.3 to Form 10-Q filed with the SEC May 20, 2024.
10.30	Amendment to Limited Waiver, Deferral, and Amendment and Restatement Agreement by and between Reed’s, Inc. and each holder and Wilmington Savings Fund Society, FSB, holder representative and collateral agent dated April 1, 2024 which is incorporated by reference to Exhibit 10.1 to Form 8-K/A filed with the SEC on April 3, 2024.
10.31	Limited Waiver, Deferral, and Amendment and Restatement Agreement by and between Reed’s, Inc. and each holder and Wilmington Savings Fund Society, FSB, holder representative and collateral agent dated February 12, 2024 which is incorporated by reference to Exhibit 10.3 to Form 8-K filed with the SEC February 13, 2024.
14	Code of Ethics, which is incorporated by reference to Exhibit 14 to Form 10-K filed April 1, 2024.
21	Subsidiaries of Reed’s, Inc., incorporated by reference to Exhibit 21 to Form 10-K filed April 29, 2025.
23.1	Consent of Weinberg & Co., PA., previously filed with the initial filing of this registration statement.
23.2	Consent of Procopio, Cory, Hargreaves & Savitch LLP (included in Exhibit 5.1)
24	Power of Attorney (included on the signature page previously filed with the initial filing of this registration statement)
101	Interactive Data File
107	Filing fee table, previously filed with the initial filing of this registration statement.

* Management contracts and compensatory plans or arrangements required to be filed as exhibits pursuant to Item 15(a)(3) of this report.

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